Exhibit 3.3

EXECUTION COPY

FIRST AMENDMENT TO LLC OPERATING AGREEMENT

THIS FIRST AMENDMENT (the “Amendment”) TO THE LLC Agreement (defined below) is made and entered into as of August     , 2009, by and among FIAT NORTH AMERICA LLC (“Fiat”), THE UNITED STATES DEPARTMENT OF THE TREASURY (“US Treasury”), 7169931 CANADA INC. (“Canada”), UAW RETIREE MEDICAL BENEFITS TRUST (“VEBA”) and UAW VEBA HOLDCO CH-00, LLC, UAW VEBA HOLDCO CH-01, LLC, UAW VEBA HOLDCO CH-02, LLC, UAW VEBA HOLDCO CH-03, LLC, UAW VEBA HOLDCO CH-04, LLC, UAW VEBA HOLDCO CH-05, LLC, UAW VEBA HOLDCO CH-06, LLC, UAW VEBA HOLDCO CH-07, LLC, UAW VEBA HOLDCO CH-08, LLC, UAW VEBA HOLDCO CH-09, LLC, UAW VEBA HOLDCO CH-10, LLC, UAW VEBA HOLDCO CH-11 LLC and UAW VEBA HOLDCO CH-12, LLC (collectively, the “VEBA Holdcos” and, together with Fiat, Treasury, Canada and VEBA, the “Parties”).

WHEREAS, the Parties have formed Chrysler Group LLC (the “Company”), a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq., as amended from time to time (the “Act”), and have entered into a written amended and restated limited liability company agreement dated as of June 10, 2009 (the “LLC Agreement”) in accordance with the provisions of the Act governing the business and affairs of the Company and the conduct of its business;

WHEREAS, in order to provide an additional period of time to enable the Company to prepare a Business Plan, to reflect that the initial Annual Operating Budget shall be prepared for Fiscal Year 2010 and to allow for additional time to deliver financial statements and certain other information consistent with its obligations under its credit facilities, the Board of Directors of the Company as currently constituted has approved this Amendment in accordance with the requirements of and has determined to adopt this Amendment pursuant to its authority under, Section 5.8 of the LLC Agreement provided that the Parties approve this amendment to the LLC Agreement; and

WHEREAS, each of the Parties approves this Amendment;

NOW, THEREFORE, the Parties, by execution of this Amendment, agree as follows. Any capitalized terms used herein and not defined shall have the meanings set forth in the LLC Agreement:

ARTICLE I

AMENDMENTS TO THE LLC AGREEMENT

The LLC Agreement is hereby amended as set forth in the following sections:

Section 1.1. The definition of “Annual Operating Budget” is hereby amended and restated in its entirety as follows:

“Annual Operating Budget” means the annual operating budget of the Company beginning with the Fiscal Year ending December 31, 2010 and for future Fiscal Years thereafter. Annual Operating Budgets shall be developed by the Officers at least ninety (90) days prior to the beginning of the corresponding Fiscal Year and will be subject to the approval of the Board of Directors.”

Section 1.2. The definition of “Business Plan” is hereby amended and restated in its entirety as follows:

“Business Plan” means the business plan submitted for review to the Board of Directors by October 1, 2009 and approved by the Board of Directors (with such modifications as the Board may deem appropriate), under which the business operations of the Company will be conducted, as such Business Plan may be amended from time to time by the Officers and approved by the Board of Directors. Such Business Plan will be provided to the Members within two (2) Business Days after approval thereof by the Board of Directors. The Business Plan shall reflect the Company’s business strategy, Distribution policy, basic goals, projected revenues, expenses, capital investments, financing plans and cash flows.”

Section 1.3. Section 12.4(a) is hereby amended and restated in its entirety as follows:

“(a) The Company shall deliver to each Member holding in excess of five percent (5%) of the Membership Interests and to Canada, for so long as Canada is a Member, the following:

(i) as soon as available, but in any event within the earlier of two (2) days after the delivery of a copy thereof (whether in draft or final form) to the CEO or the Board (whichever is earlier) or fifteen Business Days after the end of each calendar month in each Fiscal Year commencing with the calendar month ending July 31, 2009, a monthly management report summarizing the results of the Company for such monthly period (and if the copy initially delivered to the Members is not the final copy, the Company shall deliver the final copy of the monthly management report to the Members promptly following senior management’s approval thereof), and for the period from the beginning of the Fiscal Year setting forth, in each case, (A) beginning with the calendar month ending August 31, 2009 and ending with the calendar month ending December 31, 2009, comparisons to the preliminary 2009 forecast approved by the Board of Directors on or before July 31, 2009; (B) beginning with the month ending January 31, 2010, comparisons to the annual budget for such Fiscal Year and, (C) beginning with the calendar month ending July 31, 2010, comparisons to the corresponding period in the preceding Fiscal Year. Each such monthly management report shall be substantially in the form as agreed upon by the Members and the Company; provided that the management report for July 2009 shall be delivered by August 26, 2009;

(ii) as soon as available, but in any event within the earlier of two (2) days after the delivery of a copy thereof (whether in draft or final form) to the CEO or the Board (whichever is earlier) or fifteen Business Days after the end of each fiscal quarter in each Fiscal Year; (A) commencing with the fiscal quarter ending September 30, 2009, a management financial report summarizing results of the Company as of the end of such quarterly period (and if the copy initially delivered to the Members is not the final copy, the Company shall deliver the final copy of the management financial report to the Members promptly following senior management’s approval thereof), setting forth for the fiscal quarter ending September 30, 2009, comparisons to the preliminary 2009 forecast approved by the Board of Directors on or before July 31, 2009; and, (B) beginning with the fiscal quarter ending March 31, 2010, comparisons to the annual budget for such Fiscal Year. All beginning with the fiscal quarter ending September 30, 2010, comparisons to the corresponding period in the preceding Fiscal Year, and all such reports shall be substantially in the form as agreed upon by the Members and the Company and subject to the absence of footnote disclosures and normal year-end adjustments for recurring accruals; provided that the management report for the fiscal quarter ending September 30, 2009 shall be delivered within the earlier of two (2) days after the delivery of a copy thereof (whether in draft or final form) to the CEO or the Board (whichever is earlier) or twenty Business Days after the end of such fiscal quarter;

(iii) as soon as available, but in any event within forty-five calendar days after the end of each of the first three fiscal quarters in each Fiscal Year commencing with the fiscal quarter ending September 30, 2009, the final unaudited consolidated balance sheet of the Company as of the end of such quarterly period, and related statements of income and cash flows and beginning with the fiscal quarter ending March 31, 2011, comparisons to the same fiscal quarter for the previous Fiscal Year, and all such statements shall be prepared in accordance with GAAP, subject to the absence of adjustments for purchase accounting for the quarter ending September 30, 2009 and subject to the absence of footnote disclosures in accordance with customary practice for condensed consolidated interim financial statements and to normal year-end adjustments for recurring accruals, which statements shall have been reviewed by the Independent Auditor and certified by the Chief Financial Officer;

(iv) as soon as available, but in any event within the earlier of two (2) days after delivery of a copy thereof (whether in draft or final form) to the CEO or the Board (whichever is earlier) or twenty Business Days after the end of each Fiscal Year commencing with the Fiscal Year ending December 31, 2009, (A) a management financial report summarizing results of the Company for such Fiscal Year (and if the copy initially delivered to the Members is not the final copy, the Company shall deliver the final copy of the management financial report to the Members promptly following senior management’s approval thereof), and (B) a draft of the unaudited consolidated balance sheet of the Company as of the end of such Fiscal Year. All such reports shall be prepared in accordance with GAAP and shall be substantially in the form as agreed upon by the Members and the Company, subject to the absence of adjustments for purchase accounting for the quarter ending September 30, 2009 and further subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals;

(v) as soon as available, but in any event within ninety calendar days after the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2009, the final consolidated balance sheets and related statements of income and cash flows of the Company for such Fiscal Year and as of the end of such Fiscal Year, in each case prepared in accordance with GAAP, and accompanied by an opinion, unqualified as to scope or compliance with GAAP, of the Independent Auditor; provided that such financial statements for the Fiscal Year ending December 31, 2009 shall be delivered within one-hundred and twenty calendar days after the end of such Fiscal Year.

(vi) prior to the transmission to the public thereof, copies of all press releases and other written statements made available generally by the Company to the public concerning material developments in the Company’s and its Subsidiaries’ businesses.”

ARTICLE II

MISCELLANEOUS

Section 2.1. Governing Law.

(a) This Amendment shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) The Parties agree that any and all disputes hereunder shall be resolved in accordance with the provisions of Sections 15.12, 15.13 and 15.14 of the LLC Agreement.

Section 2.2. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. In making proof hereof it will be necessary to produce only one copy hereof signed by the Party to be charged.

Section 2.3. Separability of Provision. Each provision of this Amendment shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future Law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

Section 2.4. Entire Understanding. This Amendment contains the entire understanding between and among the Parties and supersedes any prior understandings and agreements between and among them exclusively respecting the subject matter of this Amendment. Failure by any party hereto to enforce any covenant, duty, agreement, term or condition of this Amendment, or to exercise any right hereunder, shall not be construed as thereafter waiving such covenant, duty, term, condition or right; and in no event shall any course of dealing, custom or usage of trade modify, alter or supplement any term of this Amendment.

Section 2.5. Full Force and Effect. Except as expressly amended herein, all other terms and provisions of the LLC Agreement, as previously amended as of June 10, 2009, shall remain in full force and effect and are hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amendment as of the date first written above.

UAW RETIREE MEDICAL BENEFITS TRUST

By:	/s/ Robert Naftaly
Name:	Robert Naftaly
Title:	Chair of the Committee of the UAW Retiree Medical Benefits Trust

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amendment as of the date first written above.

UAW VEBA HOLDCO CH-00, LLC

UAW VEBA HOLDCO CH-01, LLC

UAW VEBA HOLDCO CH-02, LLC

UAW VEBA HOLDCO CH-03, LLC

UAW VEBA HOLDCO CH-04, LLC

UAW VEBA HOLDCO CH-05, LLC

UAW VEBA HOLDCO CH-06, LLC

UAW VEBA HOLDCO CH-07, LLC

UAW VEBA HOLDCO CH-08, LLC

UAW VEBA HOLDCO CH-09, LLC

UAW VEBA HOLDCO CH-10, LLC

UAW VEBA HOLDCO CH-11, LLC

UAW VEBA HOLDCO CH-12, LLC BY ITS SOLE MEMBER, UAW RETIREE MEDICAL BENEFITS TRUST

By:	/s/ Robert Naftaly
Name:	Robert Naftaly
Title:	Chair of the Committee of the UAW Retiree Medical Benefits Trust

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amendment as of the date first written above.

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Herbert M. Allison
Name:	Herbert M. Allison
Title:	Assistant Secretary for Financial Stability

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amendment as of the date first written above.

7169931 CANADA INC.

By:	/s/ Michael Carter
Name:	Michael Carter
Title:	Director

By:	/s/ Benita Warmbold
Name:	Benita Warmbold
Title:	Director

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amendment as of the date first written above.

FIAT NORTH AMERICA LLC

By:	/s/ Sergio Marchionne
Name:	Sergio Marchionne
Title:	CEO

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